Morgan Stanley

Structured Investments Enhanced Yield Investments

Summary

Morgan Stanley Wealth Management Structured Investments offer investors a range of investment opportunities with varying features, both in terms of structure and underlying asset class exposure, providing investors with the building blocks to help them pursue their specific financial goals.

Tactical Offerings

Enhanced yield investments are designed for income oriented investors seeking potentially above-market yield but who are willing to risk their principal and, in many cases, also risk receiving few or no coupon payments during the term of the investment.

- Enhanced Yield
- Leveraged Performance
- Partial Principal at Risk Securities
- Market-Linked Notes and FDIC Insured Market-Linked Deposits
- Access Investments

TABLE OF CONTENTS

3 Structured Investment Categories
4 Overview of Enhanced Yield Investments
5 Types of Enhanced Yield Investments
6 Contingent Income Auto-Callable Securities
6 Implementing Contingent Income Auto-Callable Securities in Your Portfolio
9 Variations of Contingent Income Auto-Callable Securities
12 RevCons℠
12 Implementing RevCons℠ in Your Portfolio
15 Variations of RevCons℠
16 Selected Risk Consideration

Free Writing Prospectus
Registration Statement Nos. 333-250103; 333-250103-01
Dated April 5, 2022
Filed Pursuant To Rule 433

*This material was not prepared by the research departments of Morgan Stanley or Morgan Stanley Wealth Management and it should not be regarded as a research report.

ENHANCED YIELD INVESTMENTS Morgan Stanley Structured Investments offer investors a range of investment opportunities with varying features that may provide clients with the building blocks to help them pursue their specific financial goals. A flexible and evolving segment of the capital markets, structured investments typically combine a debt security with exposure to an individual underlying asset or a basket of underlying assets, such as common stocks, indexes, exchange - traded funds, foreign currencies or commodities, or a combination of them. Structured investments are originated and offered by financial institutions and come in a variety of forms, such as Certificates of Deposit (CDs), 1 units or warrants. Most, however, are senior unsecured debt securities of the issuer. Regardless of form, an investor will be exposed to the creditworthiness of the issuer for all payments on the investments. All payments on structured investments are subject to the credit risk of the issuer (and the guarantor, if applicable). In this document, references to the credit risk of the issuer include the credit risk of the guarantor, if applicable. If the issuer defaults on its obligations, investors could lose some or all of their investment. Structured investments are not a direct investment in the underlying asset or secured obligations, and investors will not have any security interest in, or otherwise have any access to, any underlying asset. In addition to the credit risk of the issuer, investing in structured investments involves risks that are not associated with investments in ordinary fixed or floating rate debt securities, such as the risk of loss of principal. Please read and consider the risk factors set forth under “Selected Risk Considerations” beginning on page 15 of this document as well as the specific risk factors contained in the offering documents for any specific structured investment. There are many types of structured investments which link to different classes of underlying assets, such as equities, commodities, interest rates and currencies. In addition, there are a variety of structural characteristics designed to help investors realize specified financial objectives. This document focuses on structured investments which are designed for income oriented investors who seek the potential for above market yield but who are willing to risk principal and, in many cases, some or all coupon payments during the term of the investment. This category of structured investments is referred to as enhanced yield. Investors Can Use Structured Investments to: Express a market view (bullish, bearish or market neutral) Complement an investment objective (conservative, moderate or aggressive) Gain access or hedge an exposure to a variety of underlying asset classes Potentially achieve an above market yield 1 Structured investments can take the form of a CD, which is a bank deposit insured by the Federal Deposit Insurance Corp . (FDIC), an independent agency of the U . S . government . The deposit amount, but not unrealized gains, is insured up to applicable limits . This document, however, mainly discusses structured investments that are debt securities .

ENHANCED YIELD INVESTMENTS

Structured Investment Categories

Morgan Stanley Wealth Management Structured Investment products can be divided into five basic categories, each offering structural characteristics designed to help investors realize specific financial objectives.

THE FIVE MAJOR STRUCTURED INVESTMENT STRATEGIES ARE:

- Market-Linked Notes and Market-Linked Deposits
- Partial Principal at Risk Securities
- Leveraged Performance Investments
- Enhanced Yield Investments
- Access Investments

Morgan Stanley Wealth Management Structured Investments offer investors a range of investment opportunities with varying features, both in terms of structure and underlying asset class exposure, providing clients with the building blocks to help pursue their specific financial goals.

Risk-Return Spectrum


Enhanced Yield*
Leveraged Performance
Bull PLUSSM
Buffered PLUSSM
Bear PLUSSM
Trigger PLUSSM
Dual Directional Trigger PLUSSM
Jump Securities
Partial Principal at Risk Securities
Market-Linked Notes and Market-Linked Deposits
More Aggressive, Higher Risk Level and Higher Potential Return
Access
More Conservative, Lower Risk Level and Lower Potential Return

*Enhanced yield structured investments are often linked to a single stock, which means that an investor will be exposed to undiversified risks of that underlying asset. Depending on the features of a particular offering, enhanced yield and leveraged performance offerings are often equally as aggressive, as compared to partial principal at risk securities, Market-Linked Deposits and Market-Linked Notes. However, some enhanced yield structures provide for the payment of 100% of the stated principal amount at maturity, subject to the issuer's credit risk.

These strategies are usually for income oriented investors. Investing in structured investments involves risk, including the possibility of a total loss of principal. Investors should read the security's offering documentation prior to making an investment decision.

MORGAN STANLEY | 2022 3

ENHANCED YIELD INVESTMENTS MAY BE APPROPRIATE FOR INVESTORS WHO • Are willing to risk the loss of some or all of their principal in return for a potentially above market periodic yield, which in many cases, is contingent and therefore is also at risk of not being paid for some or all of the term of the investment; • Have a neutral to moderately bullish view on the underlying asset(s); and • Are willing to forgo returns based on any appreciation of the underlying asset(s). ENHANCED YIELD INVESTMENTS MAY NOT BE APPROPRIATE FOR INVESTORS WHO • Want to avoid exposure to the credit risk of issuers of structured investments ; • Desire regular periodic payments ; • Need a guaranteed return of principal at maturity ; or • Want to participate in appreciation of the underlying asset(s) . ENHANCED YIELD INVESTMENTS Enhanced Yield Initial Investment Periodic coupons (if any) Final coupon (if any) Return at Maturity (Final coupon, if any, plus a final payment amount that can vary from $0 to $100) Final coupon (if any) + Investors are exposed to a full loss of their original investment. Depending upon the actual offering and subject to the specified conditions, investors, in limited circumstances, may receive their initial investment. $ 1 0 0 $0 to $100 $x $x $x $x $x Overview of Enhanced Yield Investments Enhanced yield investments encompass a variety of products that may provide current income derived from taking a view on the underlying asset(s). In exchange for the potential to earn above market annualized yields, investors may be exposed to the risk of a complete loss of principal and may receive few or no coupon payments during the term of the investment. MORGAN STANLEY | 2022 4

MO R G A N S T A NL E Y | 2 0 2 0 5 There are several types of enhanced yield strategies and there are variations within each type. This brochure will focus on the two most common types of enhanced yield strategies: contingent income auto - callable securities, which provide contingent coupon payments, and Reverse Convertible Securities (RevCons SM ), which provide fixed coupon payments. CONTINGENT INCOME AUTO - CALLABLE SECURITIES Are designed to pay potentially above market contingent coupons periodically. Whether a coupon for a particular coupon period is payable is contingent upon the performance of the underlying asset. If the underlying asset does not satisfy certain necessary condition(s), the investor will NOT receive a periodic payment for that coupon period. Typically, a coupon is payable only if the value of the underlying asset is at or above a specified level on the related observation date. In addition, the securities may be automatically redeemed prior to maturity based on the performance of the underlying asset. If the securities are not redeemed early, investors will either receive the stated principal amount or suffer a loss of principal at maturity, depending on the performance of the underlying asset. Investors will not participate in the appreciation of the underlying asset. REVCONS SM Aim to provide potentially above market, fixed coupon income for the term of the investment. Unlike contingent income auto - callable securities, coupon payments on RevCons SM are not contingent upon the performance of the underlying asset. At maturity, investors will either receive the stated principal amount or suffer a loss of principal, depending on the performance of the underlying asset. ENHANCED YIELD INVESTMENTS Types of Enhanced Yield Investments Enhanced yield investments offer investors the potential to achieve above market yields (through periodic coupon payments, which may not be guaranteed), compared with conventional corporate bonds. Unlike ordinary debt securities, most enhanced yield investments do not guarantee any return of principal at maturity and, depending on the terms of a particular offering, may not guarantee regular payments of interest.

ENHANCED YIELD INVESTMENTS Contingent income auto - callable securities offer an investor the opportunity to potentially earn above market, periodic coupons, but only if, on the specified coupon observation date, the closing price or level of the underlying asset is greater than or equal to a specified level, which is usually expressed as a percentage of the initial level of the underlying asset and called the downside threshold level or coupon barrier level. If the closing price or level of the underlying asset is less than the downside threshold level on any coupon observation date, the investor will NOT receive a coupon payment for that coupon period. In addition, if the closing price or level of the underlying asset is greater than or equal to a redemption threshold level (most commonly equal to the initial level of the underlying asset) on any redemption observation date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent coupon with respect to the related observation date. Once the securities are redeemed, the transaction is terminated and the investor is not entitled to any future coupon or other payments on the securities. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) if the level of the underlying asset on the final observation date (which is called the final level) is greater than or equal to the downside threshold level, the stated principal amount and the contingent coupon with respect to the final observation date; or (ii) if the final level of the underlying asset is less than the downside threshold level, Contingent Income Auto - Callable Securities UNDERLYING ASSET : XYZ stock. MORGAN STANLEY | 2022 6 INITIAL SHARE PRICE: $100 per share, which is the closing price of XYZ stock on the pricing date. STATED PRINCIPAL AMOUNT: $1,000 per security. MATURITY: 3 years. CONTINGENT QUARTERLY COUPON: 8% per annum (equivalent to 2%, or $20 per security each quarter), payable quarterly but only if the closing price of XYZ stock is greater than or equal to the downside threshold level on the related observation date. OBSERVATION DATES: (for both coupon observation and redemption observation) quarterly.. DOWNSIDE THRESHOLD LEVEL: $75, which is 75% of the initial share price of XYZ stock. REDEMPTION THRESHOLD LEVEL: $100, which is equal to the initial share price of XYZ stock. AUTOMATIC EARLY REDEMPTION: If the closing price of XYZ stock on any of the first 11 observation dates is greater than or equal to its initial share price, the securities will be redeemed for an early redemption amount equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. PAYMENT AT MATURITY: (if the securities have not been redeemed early). • If the final share price is greater than or equal to the downside threshold level: (i) the stated principal amount plus; (ii) the contingent quarterly coupon with respect to the final observation date. • If the final share price is less than the downside threshold level: (i) the stated principal amount multiplied by; (ii) the share performance factor, which equals the final share price divided by the initial share price. Implementing Contingent Income Auto - Callable Securities in Your Portfolio SAMPLE TERMS

MORGAN STANLEY | 2022 7 a payment of cash or, depending on the terms of a specific offering, a delivery of units of the underlying asset, the value of which is less than the stated principal amount by an amount proportionate to the decline of the underlying asset from the price or level of the underlying asset on the pricing date (which is called the initial level). In this case, the payment at maturity will be worth significantly less than the stated principal amount of the securities, and could be worth zero, and the investor is fully exposed to the negative performance of the underlying asset over the term of the securities . An investor will not participate in any appreciation of the underlying asset. Who should consider investing in contingent income auto - callable securities? Investors who seek an opportunity to earn interest at a potentially above market rate, and who are comfortable with the risk of full potential principal loss and receiving few or no coupons over the term of the securities, and the possibility of an automatic early redemption prior to maturity, may consider investing in contingent income auto - callable securities. Potential investors also include those comfortable with the above risks who would like to diversify an investment portfolio and/or potentially enhance the yield of a traditional portfolio. Investment Summary and Payout Scenarios The securities offer investors an opportunity to earn a contingent quarterly coupon equal to 2% of the stated principal amount ($20 per security) with respect to each quarterly observation date on which the closing price or the final share price, as applicable, of XYZ stock is greater than or equal to 75% of its initial share price, which we refer to as the downside threshold level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly coupon, and the payment at maturity will vary depending on the final share price, as follows: ENHANCED YIELD INVESTMENTS On any of the first 11 observation dates, the closing price of XYZ stock is greater than or equal to the initial share price • Each security will be automatically redeemed for (i) the stated principal amount ($1,00) plus; (ii) the contingent quarterly coupon with respect to the related observation date ($20), or $1,020 in total. • Investors will not participate in any appreciation of XYZ stock from initial share price. The securities are not automatically redeemed prior to maturity and the final share price of XYZ stock is greater than or equal to the downside threshold level • The payment due at maturity on each security will be (i) the stated principal amount ($1,000) plus; (ii) the contingent coupon with respect to the final observation date ($20), or $1,020 in total. • Investors will not participate in any appreciation of XYZ stock from initial share price. The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level • The payment due at maturity will be the stated principal amount time the share performance factor (which is the fraction of the final share price over the initial share price). For example, if the final share price is $40, investors will receive $400 per security at maturity, reflecting a 60% loss of principal. Investors will not receive a coupon with respect to the final observation date. • Investors will lose a significant portion, and may lose all of their principal in this scenario. SCENARIO 1 SCENARIO 2 SCENARIO 3

ENHANCED YIELD INVESTMENTS Investment Summary and Payout Scenarios The following diagrams illustrate the potential outcomes for the securities depending on: (1) the closing price of XYZ stock on the first 11 observation dates; and (2) the final share price of XYZ stock. DIAGRAM 1. FIRST 11 OBSERVATION DATES First 11 Observation Dates Compare the closing price of XYZ stock on the observation date against the initial share price and the downside threshold level until the final observation date or an earlier redemption. Investment Summary and Payout Scenarios DIAGRAM 2. PAYMENT AT MATURITY IF NO AUTOMATIC EARLY REDEMPTION OCCURS Observation Dates 1 - 11 The closing price is less than the initial share price on each observation date. Initial Share Price The closing price is greater than or equal to the initial share price. You will receive (i) the stated principal amount plus; (ii) the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed. The closing price is greater than or equal to the downside threshold level. The closing price is less than the downside threshold level. No contingent quarterly coupon . Proceed to next observation date . You will receive the contingent quarterly coupon. Proceed to next observation date. Automatic Early Redempation The closing price is less than the initial share price. No Automatic Early Redempation (i) The stated principal amount plus; (ii) The contingent quarterly coupon with to the final observation date. MORGAN STANLEY | 2022 8 The final share price is greater than or equal to the downside threshold level. The final share price is less than the downside threshold level. The stated principal amount time the share performance factor, which equals the final share price divided by the innitial share price. No contingent quarterly coupon will be payable, and you will lose a significant portion or all of your principal in this scenario. Proceed to Maturity

MORGAN STANLEY | 2022 9 1. CONTINGENT INCOME SECURITIES MAY BE OFFERED WITHOUT THE AUTOMATIC REDEMPTION FEATURE. Contingent income auto - callable securities are subject to automatic redemption prior to maturity when the underlying asset closes at or above a redemption threshold level on a redemption observation date. A similar enhanced yield strategy, often called “contingent income securities,” also provides for contingent coupon payments and exposes investors to the negative performance of the underlying asset if it closes below the downside threshold level at maturity. However, contingent income securities are not subject to early redemption. 2. DOWNSIDE THRESHOLD LEVEL AND COUPON BARRIER LEVEL CAN BE DIFFERENT. The threshold level for determining whether a contingent coupon is payable for a coupon period may or may not be the same as the threshold level for determining whether investors receive the stated principal amount at maturity or suffer a loss of principal. When different threshold levels are used, the level for coupon observation may be called the coupon barrier level and the level observed for determining principal payment at maturity is typically called the downside threshold level. For example, the coupon barrier level could be set at 80% of the initial level of the underlying asset, but the downside threshold level for determining the amount payable at maturity could be set at 70% of the initial level of the underlying asset. In this case, investors will receive a coupon payment only if the underlying asset closes at or above 80% of the initial level on the related observation date, and, unless the securities are previously redeemed, will receive the stated principal amount at maturity as long as the final level is greater than or equal to 70% of the initial level. 3. COUPON OBSERVATION FREQUENCY AND REDEMPTION OBSERVATION FREQUENCY CAN BE DIFFERENT. Contingent income auto - callable securities may have different coupon observation frequencies and redemption observation frequencies. For example, for a particular offering of contingent income auto - callable securities, the level of the underlying asset can be observed monthly for determining whether a contingent monthly coupon is payable, but only quarterly for determining whether the securities can be redeemed early. In addition, contingent income auto - callable securities may have an initial non - call period during which the securities are not subject to automatic early redemption. 4. REDEMPTION THRESHOLD LEVEL MAY NOT EQUAL THE INITIAL LEVEL OF THE UNDERLYING ASSET. For example, the redemption threshold level could be set at 110% of the initial level of the underlying asset. In this case, the securities will be redeemed only if the underlying asset appreciates in value and closes at or above 110% of the initial level on a redemption observation date. 5. REDEMPTION THRESHOLD LEVEL CAN INCREASE GRADUALLY (“STEP UP”) DURING THE TERM OF THE SECURITIES. For example, for a three - year offering with quarterly redemption observation dates, the redemption threshold level may be 105% of the initial level of the underlying asset for the first year (first four redemption observation dates), 110% of the initial level for the second year (next four redemption observation dates) and 115% of the initial level for the remaining three redemption observation dates prior to the final observation date. Due to this step up redemption threshold level feature, the securities will be redeemed only if, on a redemption observation date, the closing level of the underlying asset increases from the initial level to a level greater than or equal to the then applicable redemption threshold level. Even if the closing level of the underlying asset appreciates over the term of the securities, it may not appreciate sufficiently for the securities to be redeemed early (including because the redemption threshold level increases progressively over the term of the securities). If the securities are redeemed early, investors will receive the stated principal amount of the securities and the coupon payment with respect to the related observation date. 6. REDEMPTION THRESHOLD LEVEL CAN ALSO DECREASE GRADUALLY (“STEP DOWN”) DURING THE TERM OF THE SECURITIES. For example, for a three - year offering with quarterly redemption observation dates, the redemption threshold level may be 95% of the initial level of the underlying asset for the first year (first four redemption observation dates), 90% of the initial level for the second year (next four redemption observation dates) and 85% of the initial level for the remaining three redemption observation dates prior to the final observation dates. Due to this step down redemption threshold level feature, it is possible that the securities will be redeemed when the closing price of the underlying asset is less than the initial price on a redemption observation date. However, the value of the underlying asset must still equal or exceed the specified redemption threshold ENHANCED YIELD INVESTMENTS Variations of Contingent Income Auto - Callable Securities The features of contingent income auto - callable securities may vary among different offerings. The list below describes the most common variations of contingent income auto - callable securities. It is not intended to be an exhaustive list and we encourage you to carefully review the offering documents of a particular offering to fully understand the terms and the associated risks.

MORGAN STANLEY | 2022 10 ENHANCED YIELD INVESTMENTS level on the redemption observation date in order for the securities to be redeemed. If the securities are redeemed early, investors will receive the stated principal amount of the securities and the related coupon payment. 7. CONTINGENT INCOME AUTO - CALLABLE SECURITIES MAY PROVIDE FOR PHYSICAL DELIVERY OF THE UNDERLYING ASSET AT MATURITY . If specified in the applicable offering document, contingent income auto - callable securities (if not redeemed early) may redeem at maturity for a number of units of the underlying asset (or the cash value thereof as of the final observation date, if the issuer so elects) when the final level of the underlying asset is less than the downside threshold level. In this case, the value of such underlying asset or the cash value thereof will be significantly less than the stated principal amount and can be zero. 8. CONTINGENT INCOME AUTO - CALLABLE SECURITIES MAY BE OFFERED WITH A “MEMORY COUPON” FEATURE. For these securities, if the value of the underlying asset is less than the downside threshold level on any of the coupon observation dates but is greater than or equal to the downside threshold level on a subsequent coupon observation date, the investor will receive all coupon payments “missed” prior to that coupon observation date. If a “missed” coupon payment is paid during the term of an auto - callable security, this does not mean that future coupon payments will be made, i.e., the memory coupon feature is backwards looking (it relates only to previous coupon observation dates) and does not trigger any future coupon payments. 9. CONTINGENT INCOME AUTO - CALLABLE SECURITIES MAY BE OFFERED WITH AN “ABSOLUTE RETURN” FEATURE . At maturity, if the securities have not been previously redeemed and the value of the underlying asset is greater than or equal to the downside threshold value, investors will receive at maturity the stated principal amount plus a positive return on the securities equal to the absolute value of the return of the underlying asset. For example, assuming that the downside threshold level is 75% of the initial level and that the securities have not been redeemed prior to maturity, if the final level of the underlying asset is 8% greater than its initial level, the payment at maturity per security will be the stated principal amount plus an 8% return, or 108% of the stated principal amount in total; and if the final level of the underlying asset is 6% less than its initial level, the payment at maturity per security will be the stated principal amount plus a 6% return, or 106% of the stated principal amount in total. However, if the final level of the underlying asset is less than the downside threshold level of 75% of the initial level, the absolute return feature will no longer be available and investors will be exposed to the full amount of the decline in the underlying asset and will lose 1% of their investment for every 1% of decline. Unlike most contingent income auto - callable securities, investors will not receive any coupon payment at maturity on contingent income auto - callable securities with the absolute return feature, regardless of the performance of the underlying asset. 10 . CONTINGENT INCOME AUTO - CALLABLE SECURITIES MAY BE OFFERED WITH A “WORST - OF” FEATURE. For ordinary contingent income auto - callable securities, 1) whether a coupon is payable for any coupon period, 2) whether the securities will be automatically redeemed prior to maturity and 3) if the securities have not been redeemed prior to maturity, the amount payable at maturity, if any, is each linked to the performance of a single underlying asset (see example beginning on page 6). In contrast, the payout (including coupon payments, automatic early redemption and payment at maturity if securities are not previously called) on contingent income auto - callable securities with a worst - of feature will be linked to the worst performing of two or more underlying assets. For example, for a contingent income auto - callable security linked to the worst performing of three underlying assets, a coupon will be payable only if all three underlying assets close at or above their respective downside threshold levels on a coupon observation date. If, on a given coupon observation date, two of the three underlying assets close above their respective downside threshold levels, but the third underlying asset closes below its downside threshold level, NO coupon will be paid for that coupon period. Similarly, the securities will be redeemed only if all three underlying assets close at or above their respective redemption threshold levels on a redemption observation date. Finally, if the securities have not been redeemed prior to maturity, the securities will pay the stated principal amount only if all three underlying assets close at or above their respective downside threshold levels on the final observation date. If the final level of one or more underlying assets is less than its respective downside threshold level, investors will receive a payment at maturity less than the stated principal amount by an amount proportionate to the decline in the worst performing underlying asset at maturity from its initial level. For example, assuming the downside threshold level is 75% of the initial level for each underlying asset and assuming the securities have not been redeemed prior to maturity, if at maturity the final level of underlying asset A is 70% of its initial level, the final level of underlying asset B is 90% of its initial level and the final level of underlying asset C is 60% of its initial level, investors will not receive the stated principal amount at maturity, as one or more of the underlying assets close below their respective downside threshold levels on the final observation date. Instead, investors will receive a payment at maturity linked to the performance of underlying asset C, which is the worst performing underlying

ENHANCED YIELD INVESTMENTS asset at maturity, and receive a payment at maturity equal to 60% of the stated principal amount, resulting in a 40% loss of principal. The return on contingent income auto - callable securities with the worst - of feature is not linked to a basket consisting of the underlying assets. Rather, it will be based upon the independent performance of each underlying asset. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, poor performance by any underlying asset over the term of the securities will negatively affect the investor’s return and will not be offset or mitigated by any positive performance by the other underlying asset(s). 11. CONTINGENT INCOME AUTO - CALLABLE SECURITIES MAY PAY A FLOATING RATE CONTINGENT COUPON. Contingent income auto - callable securities may be offered with a floating rate coupon instead of a fixed rate coupon. For example, if the underlying asset closes at or above the downside threshold level on a coupon observation date, the securities will pay a coupon at a rate based on the Secured Overnight Financing Rate (“SOFR”), compounded daily over an interest period in accordance with the formula described in the offering materials, plus a spread of 1.25%. If the underlying asset closes below the downside threshold level on a coupon observation date, no coupon will be paid on the securities with respect to such coupon observation date. The rate at which a floating rate contingent coupon is payable can be based on SOFR, constant maturity swap rates (CMS), constant maturity U.S. Treasury rates (CMT), the Consumer Price Index (CPI) and other reference rates.

ENHANCED YIELD INVESTMENTS

RevCons℠

RevCons℠ are an enhanced yield strategy that pays a periodic, fixed rate coupon. The RevCons℠ do not guarantee the return of any principal at maturity. Instead, at maturity, the RevCons℠ will typically pay either (i) the stated principal amount; or (ii) if (a) the closing price of the underlying asset on the determination date immediately prior to maturity is less than its initial level; and (b) the closing price (or intraday price, if specified) of the underlying asset has declined to or below a specified trigger price during the term of the RevCons℠, a number of units of the underlying asset equal to a ratio which is the stated principal amount divided by the initial level of the underlying asset. RevCons℠ may also pay investors the cash value thereof (determined as of the determination date) in lieu of delivering the underlying asset at the election of the issuer. RevCons℠ are typically designed with a term of 13 months or less (and often with a term of six months) but can have a longer term. As such, at maturity, an investor in the RevCons℠ will receive: The stated principal amount, but only if the underlying asset has never decreased to or below the trigger price during the term of the RevCons℠ or has decreased to or below the trigger price but recovers to be at or above its initial level on the determination date. An amount less than the stated principal amount, if the underlying asset decreases to or below the trigger price during the term of the RevCons℠ and doesn't recover to be at or above its initial level at maturity. This amount may be significantly less than the stated principal amount and could be zero.

Who Should Consider Investing in RevCons℠? Investors who would prefer an income generating alternative to direct ownership in the underlying asset, who can withstand the possibility of a full potential principal loss and potentially ultimately owning the underlying asset in their portfolio and who are willing to forgo returns based on any appreciation of the underlying asset may consider investing in RevCons℠. Potential investors also include those comfortable with the above risks who would like to diversify an investment portfolio and/or potentially enhance the yield of a traditional portfolio.

Implementing RevCons℠ in Your Portfolio

SAMPLE TERMS

UNDERLYING ASSET: XYZ stock
CURRENT DIVIDEND YIELD ON XYZ STOCK: 3%
INITIAL SHARE PRICE: $100, which is the closing price of XYZ stock on the pricing date
STATED PRINCIPAL AMOUNT: $1,000 per RevCons℠
MATURITY: 1 year
COUPON: 10% per annum (calculated on a 30/360 basis)
COUPON PAYMENT FREQUENCY: Monthly
TRIGGER PRICE: $75, which is 75% of the initial share price of XYZ stock
TRIGGER PRICE OBSERVATION FREQUENCY: Daily (Closing Price)
EXCHANGE RATIO: 10, which equals the stated principal amount divided by the initial share price of XYZ stock

PAYMENT AT MATURITY:

- If the closing price of XYZ stock has not decreased to or below the trigger price on any trading day from but excluding the pricing date to and including the determination date, or if the closing price of XYZ stock has decreased to or below the trigger price during the term of the RevCons℠ but recovers and closes at or above its initial share price on the determination date, investors will receive an amount in cash equal to $1,000 per RevCons℠; or
- If the closing price of XYZ stock on the determination date is less than its initial share price and the closing price of XYZ stock has decreased to or below the trigger price on any trading day from but excluding the pricing date to and including the determination date, investors will receive a number of shares of XYZ stock equal to the exchange ratio per RevCons℠ or, if the issuer so elects, the cash value (determined as of the determination date) of such shares.

MORGAN STANLEY | 2022 12

ENHANCED YIELD INVESTMENTS

Investment Summary and Payout Scenarios The RevCons℠ provide investors with a coupon greater than the current dividend yield on XYZ stock and greater than the rate the issuer would pay on a conventional debt security with the same maturity in exchange for the risk that investors receive shares of XYZ stock (or, if the issuer so elects, the cash value of such shares, determined as of the determination date) worth less than the stated principal amount if the closing price of XYZ stock on the determination date is less than its initial level and the closing price of XYZ stock has decreased to or below the trigger price on any trading day from but excluding the pricing date to and including the determination date. The RevCons℠ do not guarantee the return of any principal and offer no potential for participation in any appreciation of the underlying equity. Investors will not receive dividends or any other type of distributions paid on XYZ stock. The examples below are based on hypothetical outcomes for illustrative purposes only and do not represent any specific investment and do not cover the complete range of possible payouts at maturity. The examples assume the investor purchased the RevCons℠ at inception and holds them until maturity.

Scenario 1

XYZ stock has never closed at or below the trigger price during the term of the RevCons℠, and at maturity, closes above the initial share price.



$160
$120
$80
$40
$0
Initial Share Price-$100
Trigger Price-$75
Ending Share Price-$115

Initial share price of XYZ stock on the pricing date: **$100**	
Ending share price of XYZ stock at maturity: **$115**	
Trigger price: **$75**	
RevCons℠ +10% (10% Coupon + 100% of Principal)	
XYZ Stock +18% (15% Stock Price Appreciation + 3% Dividend Yield)	
The RevCons℠ provide the investor with a 10% return and the full return of principal. The investor does not participate in the appreciation of XYZ stock.	

Scenario 2

XYZ stock closing price has declined to or below the trigger price of $75 during the term of the RevCons℠, and at maturity, closes above its initial share price of $100.



$160
$120
$80
$40
$0
Initial Share Price–$100
Trigger Price-$75
Ending Share Price-$105

Initial share price of XYZ stock on the pricing date: **$100**	
Ending share price of XYZ stock at maturity: **$105**	
Trigger price: **$75**	
RevCons℠ +10% (10% Coupon + 100% of Principal)	
XYZ Stock +8% (15% Stock Price Appreciation + 3% Dividend Yield)	
Although XYZ stock has closed below the trigger price of $75 during the term of the RevCons℠, XYZ stock has recovered and closes above its initial share price of $100 at maturity. Therefore, the RevCons℠ redeem for the stated principal amount at maturity.	

MORGAN STANLEY | 2022 13

ENHANCED YIELD INVESTMENTS

Scenario 3

XYZ stock closing price has never declined to or below the trigger price of $75 during the term of the RevCons[SM], and at maturity, closes below its initial share price but above the trigger price.


Initial Share Price-$100
Trigger Price-$75
Ending Share Price-$85
$160
$120
$80
$40
$0

Initial share price of XYZ stock on the pricing date: **$100**
Ending share price of XYZ stock at maturity: **$85**
Trigger price: **$75**
RevCons[SM] +10% (10% Coupon + 100% of Principal)
XYZ Stock -12% (15% Stock Price Appreciation + 3% Dividend Yield)
Although the price of XYZ stock has declined, the RevCons[SM] redeem for the full principal amount because XYZ stock has never closed at or below the trigger price during the term of the RevCons[SM].

Scenario 4

XYZ stock closing price has declined below the trigger price of $75 during the term of the RevCons[SM], and at maturity, closes below the trigger price.


Initial Share Price-$100
Trigger Price-$75
Ending Share Price-$70
$160
$120
$80
$40
$0

Initial share price of XYZ stock on the pricing date: **$100**
Ending share price of XYZ stock at maturity: **$70**
Trigger price: **$75**
RevCons[SM] -20% (10% Coupon + 100% of Principal)
XYZ Stock -12% (30% Stock Price Appreciation + 3% Dividend Yield)
At maturity, each RevCons[SM] will redeem for a fixed number of shares equal to the exchange ratio, or the cash value thereof (as determined on the determination date), whose value will be less than the full principal amount. In this hypothetical example, each RevCons[SM] will redeem for 10 shares of XYZ stock (each worth $70 at maturity), which are worth $700 at maturity. Thus, investors suffer a loss of 30% of their principal at maturity. If the XYZ stock closes at $0 at maturity, investors will lose 100% of their principal at maturity.

MORGAN STANLEY | 2022 14

ENHANCED YIELD INVESTMENTS

Variations of RevCons℠

The features of RevCons℠ may vary among different offerings. The list below describes the most common variations of RevCons℠. It is not intended to be an exhaustive list and we encourage you to carefully review the offering documents of a particular offering to fully understand the terms and the associated risks.

1. TRIGGER PRICE OBSERVATION FREQUENCY MAY VARY FROM OFFERING TO OFFERING.

In the hypothetical example on page 12, the level of the underlying asset is observed daily at closing during the term of the RevCons℠ against the trigger price. However, it is possible to monitor the level of the underlying asset against the trigger price (i) intraday (which means the level of the underlying asset is continuously observed throughout any trading day during the term of the RevCons℠, and investors will not receive the stated principal amount and instead receive physical delivery or the cash value of the underlying asset at maturity if the closing price of the underlying asset is less than its initial level on the determination date and the intraday price of the underlying asset has declined to or below the trigger price at any time on any trading day during the term of the RevCons℠); (ii) on specified dates only; or (iii) on the determination date immediately prior to maturity only. This last type of RevCons℠ is called single observation RevCons℠.

2. REVCONS℠ MAY BE OFFERED WITH A FEATURE THAT WILL ALLOW INVESTORS TO PARTICIPATE IN THE APPRECIATION OF THE UNDERLYING ASSET UNDER VERY LIMITED CIRCUMSTANCES.

RevCons℠ may be offered with a modified payment at maturity, as described below: at maturity investors will receive either (i) the stated principal amount; or (ii) if the closing price (or intraday price, if specified) of the underlying asset has declined to or below a specified trigger price during the term of the RevCons℠, a number of units of the underlying asset equal to a ratio which is the stated principal amount divided by the initial level of the underlying asset (or the cash value thereof as determined on the determination date). Those RevCons℠ will still pay a periodic, fixed rate coupon during the term of the RevCons℠. The key difference between regular RevCons℠ and RevCons℠ with this modified payment at maturity is the amount payable when the underlying asset has decreased to or below the trigger price during the term of the investment and on the determination date recovers to a price at or above the initial level. While regular RevCons℠ will redeem for the stated principal amount under this scenario, investors in RevCons℠ with this modified payment at maturity will receive a number of units of the underlying asset (or the cash value thereof) that would be worth equal to or more than the stated principal amount. However, because RevCons℠ typically have a short term, once the underlying asset declines to or below the trigger price, the likelihood of its recovering and appreciating above the initial level at maturity is relatively low.

3. REVCONS℠ MAY BE OFFERED WITH THE "WORST-OF" FEATURE.

The "worst-of" feature described on page 10 under "Variations of Contingent Income Auto-Callable Securities" may be also applicable to the RevCons℠. The investor in "worst-of" RevCons℠ will typically receive the stated principal amount at maturity only if none of the underlying assets has decreased to or below its respective trigger price during the term of RevCons℠, or if one or more underlying assets have decreased to or below the respective trigger price(s), but all of the underlying assets close at or above their respective initial levels on the determination date. If any underlying asset has decreased to or below its trigger price during the term of RevCons℠ and any underlying asset closes below its initial level on the determination date, the investor will be exposed to the negative performance of the worst performing underlying asset. The "worst-of" feature therefore potentially exposes investors to the negative performance of the worst performing underlying asset as of the determination date if any underlying asset decreases to or below its trigger price during the term of the RevCons℠. There is no standard type of "worstof" RevCons℠ and specific issuances can have different terms with specific investment rationales and associated risks.

4. REVCONS℠ MAY PAY A FLOATING RATE COUPON.

RevCons℠ may pay a floating rate coupon instead of a fixed rate coupon. The rate at which a coupon is payable can be based on SOFR, CMS, CMT, CPI and other reference rates.

MORGAN STANLEY | 2022 15

MORGAN STANLEY | 2022 16 Contingent Income Auto - Callable Securities CONTINGENT INCOME AUTO - CALLABLE SECURITIES DO NOT GUARANTEE THE RETURN OF ANY PRINCIPAL. The terms of contingent income auto - callable securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final level of the underlying asset is less than the downside threshold level, investors will be exposed to the decline in the value of the underlying asset, as compared to its initial level, on a one - to - one basis and will lose some or all of their initial investment in the securities. INVESTORS WILL NOT RECEIVE ANY CONTINGENT COUPON FOR ANY COUPON PERIOD WHERE THE CLOSING PRICE OF THE UNDERLYING ASSET IS LESS THAN THE DOWNSIDE THRESHOLD LEVEL ON THE RELATED OBSERVATION DATE. A contingent coupon will be paid with respect to a coupon period only if the closing price of the underlying asset is greater than or equal to the downside threshold level on the related coupon observation date. If the closing price of the underlying asset remains below the downside threshold level on each observation date over the term of the securities, investors will not receive any contingent coupons. Moreover, because the contingent coupon is based solely on the closing price on a specific observation date, if such closing price is less than the downside threshold level, investors will not receive any contingent coupon with respect to such observation date, even if the closing price of the underlying asset was higher on other days during the term of the securities. INVESTORS WILL NOT PARTICIPATE IN ANY APPRECIATION OF THE UNDERLYING ASSET. Investors will not participate in any appreciation of the underlying asset from its initial level and the return on the securities will be limited to the coupon payments, if any. If investors do not earn sufficient coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. EARLY REDEMPTION RISK. If the securities are automatically redeemed prior to maturity, investors will receive no more contingent coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. RevCons SM REVCONS SM DO NOT GUARANTEE THE RETURN OF ANY PRINCIPAL. The terms of RevCons SM differ from those of ordinary debt securities in that the issuer will not pay investors a fixed amount at maturity. The issuer’s payment to investors at maturity will either be (i) an amount of cash equal to the stated principal amount of each RevCons SM ; or (ii) if the closing price of the underlying asset on the determination date immediately prior to maturity is less than its initial level and the closing price, or the intraday price, if specified, of the underlying asset decreases to or below the trigger price on any trading day from but excluding the pricing date to and including the determination date (or on the determination date for single observation RevCons SM ), a number of units of the underlying asset equal to the stated principal amount divided by the initial level of the underlying asset or, if the issuer (or the investor, if specified) so elects, the cash value (determined as of the determination date) of such underlying asset . If the issuer delivers units of the underlying asset at maturity (or the cash value thereof as of the determination date) in exchange for each RevCons SM , the value of the underlying asset or that cash, as applicable, may be significantly less than the stated principal amount of each RevCons SM and could be zero. In addition, if cash is delivered in lieu of units of underlying asset at maturity, the amount of cash the issuer delivers will be determined as of the determination date. In such case, the investor will not participate in any appreciation of the underlying asset between the determination date and the maturity date. THE INVESTOR WILL TYPICALLY NOT PARTICIPATE IN ANY APPRECIATION OF THE VALUE OF THE UNDERLYING ASSET. Unless otherwise specified in the applicable offering document of the RevCons SM , the investor will not participate in any appreciation in the price of the underlying asset, and the return on the RevCons SM will be limited to the interest payable on the RevCons SM . THE MATURITY DATE OF REVCONS SM MAY BE ACCELERATED. The maturity of the RevCons SM linked to a common stock will be accelerated if ENHANCED YIELD INVESTMENTS Selected Risk Considerations Investing in structured investments involves risks. This section describes the material risks relating to enhanced yield strategies and structured investments generally. Clients should carefully read the detailed explanation of risks, together with other information in the relevant offering materials, including, but not limited to, information concerning the tax treatment of the investment, before investing in any Morgan Stanley Wealth Management Structured Investments.

MORGAN STANLEY | 2022 17 ENHANCED YIELD INVESTMENTS (i) the closing price of the underlying common stock on any two consecutive trading days is less than a price specified in the offering document (typically $2.00 or $0.50); or (ii) there is an event of default with respect to the RevCons SM . The amount payable to the investor will differ depending on the reason for the acceleration and may be substantially less than the principal amount of the RevCons SM . Selected Risks Applicable to Structured Investments Generally ALL PAYMENTS ON STRUCTURED INVESTMENTS ARE SUBJECT TO CREDIT RISK. Structured investments are typically issued as senior, unsecured debt of the issuer, and the issuer’s credit ratings and credit spreads may adversely affect the market value of the investment. Investors are dependent on the applicable issuer’s ability to pay periodic interest payments, if any, and all amounts due on the structured investment at maturity or upon early redemption, as applicable. Therefore, investors are subject to the credit risk of the applicable issuer and to changes in the market’s view of the applicable issuer’s credit risk. If the applicable issuer defaults on its obligation, the investor’s investment would be at risk and the investor would likely lose some or all of the investment. As a result, the market value of the investment prior to maturity will be affected by changes in the market’s view of the issuer’s creditworthiness. Any actual or anticipated decline in the issuer’s credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the market value of the investment. THE MARKET PRICE OF STRUCTURED INVESTMENTS WILL BE INFLUENCED BY MANY UNPREDICTABLE FACTORS. The price at which a particular structured investment may be sold prior to maturity will depend on a number of unpredictable factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset; (ii) volatility of the underlying asset; (iii) geopolitical conditions and economic, financial, political, regulatory or judicial events that affect equity markets generally and that may affect the underlying asset; (iv) the dividend rate on the underlying asset, if applicable; (v) changes in interest rates; (vi) any actual or anticipated changes in the credit ratings of the issuer or credit spreads charged by the market for taking the issuer’s credit risk; and (vii) the time remaining to maturity. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity. STRUCTURED INVESTMENTS WILL GENERALLY NOT BE LISTED ON ANY SECURITIES EXCHANGE AND SECONDARY TRADING MAY BE LIMITED. Structured investments will generally not be listed on any securities exchange. Therefore, there may be little or no secondary market for the investments. The issuer (or its affiliated broker - dealer) may, but is not obligated to, make a market in the investments and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so by taking into account a number of possible factors, including, among others, the notional size of the proposed sale, its bid/offer spread, the issuer’s credit spreads, market volatility, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the investments. Even if there is a secondary market, it may not provide enough liquidity to allow investors to trade or sell the investments easily. Since other broker - dealers may not participate significantly in the secondary market for the investments, the price at which investors may be able to trade their investments is likely to depend on the price, if any, at which the issuer (or its affiliated broker - dealer) is willing to transact. If, at any time, the issuer (or its affiliated broker - dealer) were to cease making a market in the investments, it is likely that there would be no secondary market for the investments. Accordingly, investors should be willing to hold their investments to maturity. THE RATE THE ISSUER IS WILLING TO PAY FOR SECURITIES OF THIS TYPE, MATURITY AND ISSUANCE SIZE IS LIKELY TO BE LOWER THAN THE RATE IMPLIED BY ITS SECONDARY MARKET CREDIT SPREADS AND ADVANTAGEOUS TO THE ISSUER. BOTH THE LOWER RATE AND THE INCLUSION OF COSTS ASSOCIATED WITH ISSUING, SELLING, STRUCTURING AND HEDGING THE STRUCTURED INVESTMENTS IN THE ORIGINAL ISSUE PRICE REDUCE THE ECONOMIC TERMS OF THE STRUCTURED INVESTMENTS, CAUSE THE ESTIMATED VALUE OF THE STRUCTURED INVESTMENTS TO BE LESS THAN THE ORIGINAL ISSUE PRICE AND WILL ADVERSELY AFFECT SECONDARY MARKET PRICES. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including the issuer’s affiliated broker - dealer, may be willing to purchase the investments in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging - related costs that are included in the original issue price and borne by investors and because the secondary market prices will reflect the issuer’s secondary market credit spreads and the bid - offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors. The inclusion of the costs of issuing, selling, structuring and hedging the structured investments in the original issue price and the lower rate the issuer is willing to pay make the economic terms of the investments less favorable to investors than they otherwise would be. In addition, the costs included in the original issue price of a structured investment will include a fee paid to

MORGAN STANLEY | 2022 18 ENHANCED YIELD INVESTMENTS LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to the offering. AN AFFILIATE OF THE ISSUER WILL MAKE DETERMINATIONS. An affiliate of the issuer will determine the levels of the underlying asset, whether any contingent coupon is payable, if applicable, the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by such affiliate, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgements, such as with respect to the occurrence or non - occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset, may adversely affect the payout at maturity, if any. HEDGING AND TRADING ACTIVITY BY THE ISSUER AND ITS SUBSIDIARIES AND AFFILIATES COULD POTENTIALLY ADVERSELY AFFECT THE VALUE OF THE STRUCTURED INVESTMENTS. We expect that the issuer for a particular structured investment, one or more of its affiliates and/or third - party dealers will carry out hedging activities related to that structured investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer’s subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker - dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the structured investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors. THERE IS NO AFFILIATION BETWEEN THE ISSUER OF THE STRUCTURED INVESTMENTS AND THE ISSUER OF THE UNDERLYING COMMON STOCK. When a structured investment is linked to an underlying common stock, the issuer of the underlying common stock (the“underlying company”) is not an affiliate of the issuer of the structured investment and is not involved with the offering of the structured investment in any way, and has no obligation to consider the interests of investors in taking any corporate actions that might affect the value of the structured investment. Neither the issuer of the structured investment nor the underwriter has made any due diligence inquiry with respect to the underlying company in connection with any offering. THERE ARE LIMITED ANTIDILUTION ADJUSTMENTS FOR STRUCTURED INVESTMENTS LINKED TO COMMON STOCKS OR EXCHANGE - TRADED FUNDS. Although the calculation agent will adjust the amount payable at maturity for certain corporate events affecting the underlying common stock or exchange - traded funds, there may be other corporate events for which adjustments will not be made to the structured investment. If an event occurs that does not require the calculation agent to adjust the payment on the structured investment, the market price of the investment may be materially and adversely affected. INVESTING IN STRUCTURED INVESTMENTS IS NOT EQUIVALENT TO INVESTING IN THE UNDERLYING ASSET; NO DIVIDENDS . Investors in structured investments will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying asset. GOVERNMENTAL REGULATORY ACTIONS, SUCH AS SANCTIONS, COULD ADVERSELY AFFECT YOUR INVESTMENT IN STRUCTURED INVESTMENTS. Governmental regulatory actions, including, without limitation, sanctions - related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding a particular structured investment or the underlying asset, or engaging in transactions in them, and any such action could adversely affect the value of the underlying asset. These regulatory actions could result in restrictions on a particular structured investment and could result in the loss of a significant portion or all of your initial investment in such structured investment, including if you are forced to divest such structured investment due to the government mandates, especially if such divestment must be made at a time when the value of such structured investment has declined.

ENHANCED YIELD INVESTMENTS © 2022 Morgan Stanley Smith Barney LLC. Member SIPC. CRC 4109644 02/22 CS 287378 - 2162212 03/22 IMPORTANT INFORMATION AND QUALIFICATIONS This material was prepared by sales, trading or other nonresearch personnel of Morgan Stanley Smith Barney LLC (together with its affiliates, “Morgan Stanley Wealth Management”) . This material was not produced by a Morgan Stanley & Co . LLC (“Morgan Stanley & Co . ”) or Morgan Stanley Wealth Management research analyst, although it may refer to a Morgan Stanley & Co . or Morgan Stanley Wealth Management research analyst or report . Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the aforementioned research departments or others in the firms . An investment in structured investments may not be appropriate for all investors . These investments involve substantial risks . The appropriateness of a particular investment or strategy will depend on an investor’s individual circumstances and objectives . This material does not provide individually tailored investment advice nor does it offer tax, regulatory, accounting or legal advice . We remind investors that these investments are subject to market risk and will fluctuate in value . The investments discussed or recommended in this communication may not be appropriate for investors depending upon their specific investment objectives and financial position . No representation or warranty is made that any returns indicated will be achieved . Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein . The information and analyses contained herein are not intended as tax, legal or investment advice and may not be appropriate for your specific circumstances . Hypothetical performance results have inherent limitations . There are frequently sharp differences between hypothetical and actual performance results subsequently achieved by any particular trading strategy . Hypothetical performance results do not represent actual trading and are generally designed with the benefit of hindsight . They cannot account for all factors associated with risk, including the impact of financial risk in actual trading or the ability to withstand losses or to adhere to a particular trading strategy in the face of trading losses . There are numerous other factors related to the markets in general or to the implementation of any specific trading strategy that cannot be fully accounted for in the preparation of hypothetical performance results and all of which can adversely affect actual trading results . 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A . , a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations ; in the United States by Morgan Stanley & Co . , which accepts responsibility for its contents ; and in the United Kingdom, this publication is approved by Morgan Stanley & Co . International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co . International PLC, except as provided above . Private U . K . investors should obtain the advice of their Morgan Stanley & Co . International PLC representative about the investments concerned . In Australia, this publication, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act . Third - party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data . Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward - looking statements . Although Morgan Stanley Wealth Management believes that the expectations in such forward - looking statements are reasonable, it can give no assurance that any forward - looking statements will prove to be correct . Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected . These forward - looking statements speak only as of the date of this communication . Morgan Stanley Wealth Management expressly disclaims any obligation or undertaking to update or revise any forward - looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based . This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U . S . federal tax laws . Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction . Each relevant issuer has separately filed a registration statement (including a prospectus), and will file a pricing supplement, with the SEC for any offering to which this communication relates . Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement and other documents such issuer has filed with the SEC for more complete information about that issuer and that offering . You may get these documents free of charge by visiting EDGAR on the SEC website at www . sec . gov . Alternatively, the relevant issuer, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll - free 1 - (800) - 584 - 6837 . The trademarks and service marks contained herein are the property of their respective owners . Additional information on recommended securities discussed herein is available on request . This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley . RevCons SM , Bull PLUS SM , Buffered PLUS SM , Trigger PLUS SM , Dual Directional Trigger PLUS SM . Investments and services offered through Morgan Stanley Smith Barney LLC . Member SIPC .